Exhibit 99.1

Contact:

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select

PC MALL REPORTS SECOND QUARTER NON-GAAP EARNINGS PER SHARE OF $0.05,

EXCLUDING STOCK-BASED COMPENSATION EXPENSE

Highlights:

•	Non-GAAP earnings per share from continuing operations, excluding stock-based compensation expense, for Q2 2006 of $0.05 per share, compared with a loss per share in Q2 2005 of $(0.05).

•	Earnings per share from continuing operations for Q2 2006 of $0.03 compared to a loss per share of $(0.05) in Q2 2005. Earnings per share from continuing operations for Q2 2006 includes the dilutive impact of $0.02 per share related to stock-based compensation expense resulting from the adoption of FAS 123R.

•	Core business reports an adjusted non-GAAP operating profit margin in Q2 2006 of 0.93 percent (0.78% on a GAAP basis), more than a sevenfold improvement over Q2 2005.

•	Consolidated net sales in Q2 2006 of $234.1 million, an increase of $0.5 million from non-GAAP consolidated net sales of $233.6 million for Q2 2005, which excludes net sales of $19.6 million to our former subsidiary eCOST.com in Q2 2005.

•	Consolidated net sales in Q2 2006 of $234.1 million, a decrease of $19.1 million from consolidated net sales of $253.2 million for Q2 2005.

•	Commercial net sales for the quarter increase of eight percent, which includes SMB net sales increase of 13 percent from Q2 2005.

Torrance, California – August 7, 2006 — PC Mall, Inc. (NASDAQ:MALL - news) today reported Q2 2006 earnings per share from continuing operations of $0.03, which includes the dilutive impact of $0.02 per share related to stock-based compensation expense resulting from our adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) on a modified prospective basis on January 1, 2006. This compares with Q2 2005 loss per share from continuing operations of $(0.05). During Q2 2006, we incurred a pre-tax non-cash stock-based compensation expense of $0.4 million, which is included in our selling, general and administrative (“SG&A”) expenses, and a related deferred income tax benefit of $0.1 million. Excluding this $0.4 million stock-based compensation expense in Q2 2006, non-GAAP earnings per share from continuing operations for Q2 2006 was $0.05 per share, compared with a loss per share of $(0.05) in Q2 2005.

Consolidated net sales for Q2 2006 were $234.1 million compared to $253.2 million in Q2 2005, a decrease of $19.1 million. Consolidated net sales for Q2 2006 increased by $0.5 million from non-GAAP consolidated net sales of $233.6 million in Q2 2005 (excluding net sales in Q2 2005 of $19.6 million to our former subsidiary eCOST.com generally at our cost). These sales to eCOST.com were made under product sales and consignment agreements entered into during the post-spin transition period. Such product sales and consignment agreements terminated pursuant to their terms in Q3 2005.

Income from continuing operations in Q2 2006 was $0.4 million, an increase of $1.0 million compared with a loss from continuing operations of $0.6 million in Q2 2005. This increase reflects the results of a number of initiatives we have implemented to increase our gross profit and reduce our SG&A expenses. These initiatives, which include enhancements to account executive productivity and cost reductions, resulted in an increase in total gross profit of $0.4 million, or 14 basis points as a percent of net sales. The remaining increase in total gross profit margin was primarily the result of the impact of net sales to eCOST.com in the prior year quarter. In Q2 2006, our SG&A expenses declined $1.4 million, but increased by 31 basis points as a percent of net sales compared to Q2 2005. On a non-GAAP basis, excluding the net sales to eCOST.com in Q2 2005, SG&A expenses as a percent of net sales declined by 64 basis points.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, “We produced significantly improved results in Q2 2006 versus Q2 2005 despite an $11 million decline in consumer sales and related gross profit. This consumer performance was primarily the result of Apple’s accelerated transition to Intel processors consistent with our previously articulated expectation that this transition would have an impact on the first half of 2006 results and gradually dissipate in the second half 2006. Our consolidated net sales for the quarter grew from a year ago on a non-GAAP basis despite the 21 percent decline in consumer net sales. Our Q2 2006 adjusted non-GAAP Core business operating profit margin improved over sevenfold to 93 basis points from 13 basis points in Q2 2005. Our total SG&A expenses declined by $1.4 million in Q2 2006 compared to Q2 2005 and we increased the productivity of our commercial account executives in Q2 2006 by 27 percent over Q2 2005.”

In Q2 2006, consolidated net sales were $234.1 million compared to $253.2 million in Q2 2005, a decrease of $19.1 million. This decrease was due to the $19.6 million of net sales in Q2 2005 generally at our cost to our former subsidiary eCOST.com, which we spun-off in April 2005, as discussed above. Excluding the net sales to eCOST.com, our Q2 2006 consolidated net sales increased by $0.5 million to $234.1 million from non-GAAP consolidated net sales of $233.6 million in Q2 2005. Core business (which excludes OnSale.com) net sales for Q2 2006 were $231.1 million compared with $252.4 million in Q2 2005. Commercial net sales grew eight percent in Q2 2006 compared to Q2 2005, primarily due to improved productivity of our commercial account executives, but were offset by a 21 percent decline in consumer net sales and a 12 percent decline in public sector net sales. The decline in consumer net sales was primarily due to Apple’s January 2006 announcement of an accelerated time-line for its transition to Intel processors.

Consolidated gross profit in Q2 2006 increased by $0.4 million, or 1%, to $29.0 million. Consolidated gross profit margin for Q2 2006 increased by 1.1 percent to 12.4 percent compared to 11.3 percent in Q2 2005. Excluding the $19.6 million of net sales to eCOST.com in Q2 2005 generally at our cost, consolidated gross profit margin for Q2 2006 increased by 0.2 percent of net sales compared to non-GAAP consolidated gross profit margin of 12.2 percent in Q2 2005. Core business gross profit for Q2 2006 was $28.4 million compared with $28.5 million for Q2 2005.

Consolidated SG&A expenses as a percent of net sales was 11.7 percent in Q2 2006 compared to 11.4 percent in Q2 2005, an increase of 30 basis points. Excluding the $19.6 million of net sales to eCOST.com in Q2 2005, consolidated SG&A expenses as a percent of net sales decreased 60 basis points in Q2 2006 from non-GAAP SG&A expenses as a percent of net sales of 12.3 percent in Q2 2005. The 60 basis point decrease in Q2 2006 consolidated SG&A as a percent of net sales over the prior year quarter was due in part to the 43 basis point decline in personnel costs and a 30 basis point decline in credit card related fees, partially offset by the non-cash stock-based compensation expense of 15 basis points recognized in the second quarter of 2006. The $19.6 million of net sales to eCOST.com had a negative impact of 94 basis points on SG&A as a percent of net sales in Q2 2006 compared to Q2 2005.

Commercial and public sector account executive headcount included in SG&A at the end of Q2 2006 amounted to 566 employees, down 87 account executives from Q2 2005 and down four account executives from Q1 2006. Average tenure for a corporate and public sector account executive at the end of Q2 2006 was 27 months, with 12 percent of the commercial and public sector workforce in training, 38 percent with less than one year experience and 56 percent with less than two years experience. Total account executives, including those focused on commercial, public sector and consumer customers, numbered 702 at the end of Q2 2006, down 38 managers from Q2 2005, but an increase of 26 managers from Q1 2006. The reduction in commercial and public sector headcount is in line with our previously articulated strategy of focusing on account executive productivity.

We had cash and cash equivalents of $4.7 million at June 30, 2006 compared to $6.3 million at December 31, 2005. Accounts receivable at June 30, 2006 increased by $9.2 million from December 31, 2005. Inventories of $40.3 million at June 30, 2006 decreased by $24.2 million from December 31, 2005 reflecting our efforts to optimize inventory levels, seasonality and our sell-through of year-end strategic buys for the holidays. Accounts payable increased by $0.2 million from December 31, 2005. Outstanding borrowings under our line of credit decreased by $12.2 million at June 30, 2006 from December 31, 2005.

Outlook

Khulusi stated, “We are pleased with our accomplishments in Q2 2006 especially considering that it is generally our weakest quarter of the year and considering the impact of Apple’s accelerated Intel transition on our business. Our sales have begun to grow again largely due to the strong growth in our commercial business including double digit growth in SMB. Additionally, beginning in the latter part of July, we have begun seeing signs of some recovery in our consumer business relative to Apple’s transition to Intel processors. Going forward, in addition to this sales growth potential, we should more fully reap the cost savings benefits in the second half of 2006 of a number of cost savings initiatives which were instituted during Q2 2006. Our goal is to further improve our adjusted non-GAAP operating profit in the third quarter, and to achieve a two percent adjusted non-GAAP Core business operating profit margin on a quarterly basis as soon as possible, ideally by Q4 2006.”

Non-GAAP Measures

As described below, the adjusted non-GAAP Core business operating profit and related operating profit margin contained herein, which are supplemental to the financial results based on generally accepted accounting principles, exclude the results of Onsale.com, net sales to eCOST.com, if any, special charges, non-cash stock-based compensation expenses and SOX-related expenses. Additional items that would be excluded from non-GAAP Core business operating profit and related operating profit margin include restructuring costs and other special items, if any. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis.

In addition, we are presenting certain other consolidated non-GAAP financial measures, which exclude sales to eCOST.com, our former subsidiary, generally at our cost under product sales and consignment agreements entered into during the post-spin transition period. Such product sales and consignment agreements terminated pursuant to their terms in Q3 2005. We believe the exclusion of such sales from the prior year results allows a more meaningful comparison of our sales, gross profit margin and SG&A trends to both management and investors that is indicative of our consolidated operating results across reporting periods because such sales resulted solely as a result of our transition of eCOST.com, and are not expected to reoccur. We indicate the use of these non-GAAP financial measures within the discussions of consolidated net sales, gross profit margin and SG&A.

* * *

Conference Call

Management will hold a conference call on Monday, August 7, 2006 at 5:00 p.m. Eastern time (2:00 p.m. PDT) to discuss the Second quarter results. To listen to PC Mall management’s discussion of the Second quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until September 4, 2006 and can be accessed by calling: (888) 286-8010 and inputting pass code 94371288.

About PC Mall

PC Mall, Inc., together with its subsidiaries, (the “Company”) is a rapid response supplier of technology solutions for businesses, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, IBM, Lenovo and Microsoft are marketed to customers using relationship-based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com and http://www.onsale.com). Customer orders are rapidly filled by the Company’s distribution center strategically located near FedEx’s main hub or by the Company’s extensive network of distributors, which is one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company’s expectations, hopes or intentions regarding the future, including, but not limited to our potential for sales growth, the potential of our existing sales force to provide growth and improve productivity, expectations regarding reduced cost structure, including, but not limited to, expected cost savings in connection with our initiatives in the Philippines, expectations regarding Apple’s transition to Intel processors, and expectations relating to Core business adjusted non-GAAP operating profit and operating profit margin, including without limitation expectations regarding operating profit and operating profit margin in the third and fourth quarters of 2006. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially include without limitation the following: uncertainties relating to the relationship of the number of account executives and productivity; investments in tools and infrastructure that may not improve our account executives’ productivity and our profitability; decreases in revenues related to consumer, commercial and public sector sales including, but not limited to, potential decreases in sales related to changes in our vendors products; increased competition and pricing pressures, including, but not limited to, increased competition from direct sales by some of our largest vendors; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; political unrest in the Philippines and our limited experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses, including, but not limited to, interest expense; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand or price erosion of owned inventory; risks related to litigation by or against the Company; and inability to convert back orders to completed sales. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” in Item 1A, Part II of our Form 10-Q for the quarter period ended March 31, 2006, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

###

-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net sales	$234,119	$253,170	$468,341	$491,544
Cost of goods sold	205,127	224,586	409,918	436,193

Gross profit	28,992	28,584	58,423	55,351
Selling, general and administrative expenses	27,366	28,802	55,859	59,728

Operating profit (loss)	1,626	(218)	2,564	(4,377)
Interest expense, net	971	674	2,000	1,328

Income (loss) from continuing operations before income taxes	655	(892)	564	(5,705)
Income tax expense (benefit)	260	(339)	224	(2,167)

Income (loss) from continuing operations	395	(553)	340	(3,538)
Loss from discontinued operation, net of taxes	—	(599)	—	(1,781)

Net income (loss)	$395	$(1,152)	$340	$(5,319)

Basic and Diluted Earnings (Loss) Per Common Share
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.03	$(0.05)	$0.03	$(0.31)
Loss from discontinued operation, net of taxes	—	(0.05)	—	(0.15)

Net income (loss)	$0.03	$(0.10)	$0.03	$(0.46)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.03	$(0.05)	$0.03	$(0.31)
Loss from discontinued operation, net of taxes	—	(0.05)	—	(0.15)

Net income (loss)	$0.03	$(0.10)	$0.03	$(0.46)

Weighted average number of common shares outstanding:
Basic	11,990	11,619	11,861	11,594
Diluted	12,832	11,619	12,807	11,594

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

CORE BUSINESS OPERATING PROFIT (LOSS) AND OPERATING PROFIT (LOSS) MARGIN

(unaudited, dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Consolidated net sales	$234,119	$253,170	$468,341	$491,544
Less net sales of OnSale.com	(2,996)	(747)	(7,834)	(2,190)

Core business net sales	$231,123	$252,423	$460,507	$489,354

Consolidated operating profit (loss)	$1,626	$(218)	$2,564	$(4,377)
Less operating loss of OnSale.com	167	505	840	1,117

Core business operating profit (loss)	$1,793	$287	$3,404	$(3,260)

Core business operating profit (loss) margin	0.78%	0.11%	0.74%	(0.67)%

Core business net sales	$231,123	$252,423	$460,507	$489,354
Less sales to eCOST.com	—	(19,588)	—	(19,588)

Adjusted non-GAAP Core business net sales	$231,123	$232,835	$460,507	$469,766

Core business operating profit (loss)	$1,793	$287	$3,404	$(3,260)
Adjustments to reported operating profit:
Non-cash stock-based compensation expense (a)	353	22	805	66
SOX-related expenses (b)	—	24	—	581
Operating profit on sales to eCOST.com	—	(34)	—	(34)

Adjusted non-GAAP Core business operating profit (loss)	$2,146	$299	$4,209	$(2,647)

Adjusted non-GAAP Core business operating profit (loss) margin	0.93%	0.13%	0.91%	(0.56)%

(a)	Non-cash stock-based compensation expense relates to our adoption of SFAS 123R on January 1, 2006 for the three and six months ended June 30, 2006, and the issuance of an option in 2004 to a public relations firm for the three and six months ended June 30, 2005.

(b)	Charges related to costs incurred to comply with Rule 404 of the Sarbanes-Oxley Act of 2002.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,711	$6,289
Accounts receivable, net of allowances of $5,130 and $4,774	112,135	102,981
Inventories, net	40,295	64,448
Prepaid expenses and other current assets	9,562	8,330
Deferred income taxes	3,597	3,597

Total current assets	170,300	185,645
Property and equipment, net	8,534	8,416
Deferred income taxes	8,594	8,821
Goodwill	1,405	1,405
Other assets	868	955

Total assets	$189,701	$205,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,929	$64,728
Accrued expenses and other current liabilities	15,572	20,839
Deferred revenue	9,737	10,440
Line of credit	41,303	53,517
Note payable – current	500	500

Total current liabilities	132,041	150,024
Note payable	2,000	2,250

Total liabilities	134,041	152,274

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,500,893 and 12,015,641 shares issued; and 12,206,693 and 11,721,441 shares outstanding, respectively	13	12
Additional paid-in capital	85,650	83,533
Treasury stock, at cost: 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	508	274
Accumulated deficit	(29,496)	(29,836)

Total stockholders’ equity	55,660	52,968

Total liabilities and stockholders’ equity	$189,701	$205,242